                    FORM OF PREFERRED (MMP) STOCK CERTIFICATE

CERTIFICATE                                                    NUMBER OF
    NUMBER                                                       SHARES

                       TORTOISE ENERGY CAPITAL CORPORATION
                Organized Under the Laws of the State of Maryland
               Money Market Cumulative Preferred Stock, [Series _]
                            $.001 Par Value Per Share
                    $ 25,000 Liquidation Preference Per Share

                                                               CUSIP NO. ______

This     Certifies     that     CEDE     &    CO.     is    the     owner     of
___________________________________________ fully paid and non-assessable shares of Money Market  Cumulative  Preferred  Stock,  [Series __,] $.001 par value per share,  $25,000  liquidation  preference per share,  of Tortoise  Energy Capital
Corporation (the "Company") transferable only on the books of the Company by the holder thereof in person or by duly  authorized  Attorney upon surrender of this
Certificate   properly   endorsed.   This   Certificate   is  not  valid  unless
countersigned by the transfer agent and registrar.

A  statement  in full,  of all the  designations,  preferences,  qualifications, limitations,  restrictions  and special or relative rights of the shares of each class  authorized  to be  issued,  will  be  furnished  by  the  Company  to any stockholder  upon  request and without  charge.  The Company is  organized  as a
Maryland corporation.

IN WITNESS WHEREOF,  the Company has caused this Certificate to be signed by its duly authorized officers this , 200_ A.D.

[THE BANK OF NEW YORK]                      TORTOISE ENERGY CAPITAL CORPORATION
As Transfer Agent and Registrar

By:                                         By:
    ------------------------                   ---------------------------------
Authorized Signature                        President

                                            Attest:
                                                   -----------------------------
                                            Secretary

FOR  VALUE   RECEIVED,   ______   hereby   sell,   assign  and   transfer   unto
_________________________________   Money  Market  Cumulative   Preferred  Stock
represented by the within Certificate,  and do hereby irrevocably constitute and appoint  ________________________  Attorney  to  transfer  the said stock on the books of the  within  named  Company  with  full  power of  substitution  in the premises.
Dated ______________, ______
In presence of

_____________________________________________

                    Shares of Money Market Cumulative  Preferred Stock evidenced by this Certificate may be sold,  transferred,  or otherwise disposed of only pursuant to the provisions of the Company's
                    Articles  Supplementary  regarding  such  Shares,  copies of which will be furnished  by the Company to any  stockholders upon request and without charge.

                    The Company  will furnish to any  shareholder,  upon request and without  charge,  a full statement of the  designations, preferences,  limitations  and relative rights of the shares of each  class or series  of the  Company  authorized  to be issued,  so  far as  they  have  been  determined,  and  the authority  of  the  Board  of  Directors  to  determine  the relative  rights and  preferences  of subsequent  classes or
                    series.   Any  such  request  should  be  addressed  to  the
                    Secretary of the Company.

                    [Unless  this  certificate  is  presented  by an  authorized representative  of The Depository Trust Company,  a New York corporation ("DTC"), to Issuer or its agent for registration of  transfer,  exchange,  or  payment,  and any  certificate issued  is  registered  in the name of Cede & Co. or in such other name as is requested by an  authorized  representative of DTC (and  any  payment  is made to Cede & Co.  or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER,  PLEDGE,  OR OTHER USE HEREOF FOR THE
                    VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  inasmuch as the registered owner hereof,  Cede & Co., has an interest herein.]